[Letterhead of Milestone Scientific]

                                 March 27, 2001

Mr. Robert Gintel
71 Baldwin Farm South
Greenwich, CT 06831

            Re:   Milestone Scientific Inc. ("Milestone")
                  Purchase of 500,000 shares of Common Stock

Dear Mr. Gintel:

      This will confirm that Milestone has agreed to sell to you, and that you have agreed to purchase from Milestone, 500,000 shares (the "Shares") of Milestone's common stock, par value $.001 per share, for the sum of $500,000. Further, Milestone will use its reasonable best efforts to file with the Securities and Exchange Commission no later than June 30, 2001, and to cause to become effective, a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3, and under any applicable state securities laws, registering the reoffer, resale or other disposition of the Shares.

      This also will confirm that (i) you are an "accredited investor" within the meaning of Rule 215 of the Rules and Regulations under the Securities Act, and (ii) you have acquired the Shares for investment and acknowledge that they cannot be resold or otherwise disposed of until they are registered under the Securities Act and any applicable state securities laws or an exemption from registration is available.

      Since the Shares will not be registered at the time of issuance, the certificates representing the Shares delivered to you will bear the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.

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                                                                          [LOGO]

Mr. Robert Gintel
March 27, 2001

            Please acknowledge your agreement and understanding of the above provisions by signing and dating a copy of this letter and returning it to us by facsimile and mail.

                                            Sincerely,

                                            MILESTONE SCIENTIFIC INC.


                                            By: /s/ Leonard Osser
                                               ---------------------------------
                                               Leonard Osser, Chairman and
                                               Chief Executive Officer

ACCEPTED AND AGREED TO
THIS 30th  DAY OF MARCH 2001


/s Robert Gintel
---------------------------
    ROBERT GINTEL


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